Exhibit 23.1




  CONSENT OF INDEPENDENT REGISERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated October 7,, 2004, on our audits of the financial statements of ABC Funding, Inc. as of June 30, 2004 and for the years ended June 30, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts."


/s/ Mantyla McReynolds
Salt Lake City, Utah
November 26, 2004